Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q3 2022 Earnings

Oklahoma City, October 26, 2022 – Bank7 Corp. (NASDAQ: BSVN) (“the Company”), the parent company of Oklahoma City-based Bank7 (the “Bank”), today reported unaudited results for the fiscal quarter ended September 30, 2022.  “We are pleased to announce another excellent quarter, as evidenced by the Company’s record net income and earnings per share. In addition to our talented bankers, our position in dynamic geographic markets, strong loan growth, and asset sensitive balance sheet, continues to produce outstanding results.  Moving forward, we are focused on maintaining such results through organic growth and strategic acquisitions,” said Thomas L. Travis, President and CEO of the Company.

Three months ended September 30, 2022 compared to three months ended June 30, 2022

-	Net income of $8.04 million compared to $7.02 million, an increase of 14.48%
-	Diluted earnings per share of $0.87 compared to $0.76, an increase of 14.47%
-	Total assets of $1.58 billion compared to $1.49 billion, an increase of 6.28%
-	Total loans of $1.23 billion compared to $1.15 billion, an increase of 7.01%
-	PPE of $12.76 million compared to $9.53 million, an increase of 34.15%
-	Total interest income of $21.69 million compared to $16.67 million, an increase of 30.10%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On September 30, 2022, the Bank’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.01%, 11.04%, and 12.10%, respectively.  On September 30, 2022, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk based capital ratio, and total risk-based capital ratios were 9.01%, 11.03%, and 12.09%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Bank7 Corp.
Consolidated Balance Sheets

Assets	September 30, 2022 (unaudited)	December 31, 2021

Cash and due from banks	$147,241	$195,359
Federal funds sold	-	9,493
Cash and cash equivalents	147,241	204,852
Interest-bearing time deposits in other banks	1,494	3,237
Available-for-sale debt securities	174,534	84,808
Loans, net of allowance for loan losses of $13,153 and $10,316 at September 30, 2022 and December 31, 2021, respectively	1,219,998	1,018,085
Loans held for sale, at fair value	204	464
Premises and equipment, net	13,352	17,257
Nonmarketable equity securities	1,193	1,202
Core deposit intangibles	1,412	1,643
Goodwill	8,068	8,479
Interest receivable and other assets	13,456	10,522

Total assets	$1,580,952	$1,350,549

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$497,768	$366,705
Interest-bearing	939,568	850,766

Total deposits	1,437,336	1,217,471

Income taxes payable	446	-
Interest payable and other liabilities	7,351	5,670

Total liabilities	1,445,133	1,223,141

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,115,739 and 9,071,417 at September 30, 2022 and December 31, 2021 respectively	91	91

Additional paid-in capital	95,054	94,024
Retained earnings	51,123	33,149
Accumulated other comprehensive income (loss)	(10,449)	144

Total shareholders’ equity	135,819	127,408

Total liabilities and shareholders’ equity	$1,580,952	$1,350,549

	Three months ended September 30, (unaudited)		Nine months ended September 30, (unaudited)
	2022	2021	2022	2021
Interest Income
Loans, including fees	$20,466	$13,927	$50,597	$41,377
Interest-bearing time deposits in other banks	10	35	39	141
Debt securities, taxable	690	-	1,625	-
Debt securities, tax-exempt	90	-	273	-
Other interest and dividend income	435	46	754	114

Total interest income	21,691	14,008	53,288	41,632

Interest Expense
Deposits	2,646	729	4,241	2,376

Total interest expense	2,646	729	4,241	2,376

Net Interest Income	19,045	13,279	49,047	39,256

Provision for Loan Losses	2,348	750	2,843	3,325

Net Interest Income After Provision for Loan Losses	16,697	12,529	46,204	35,931

Noninterest Income
Secondary market income	134	161	395	253
Gain (Loss) on sales, maturities, prepayments and calls of available-for-sale debt securities	(10)	-	(127)	-
Service charges on deposit accounts	210	141	678	380
Other	506	275	1,261	860

Total noninterest income	840	577	2,207	1,493

Noninterest Expense
Salaries and employee benefits	3,996	2,946	12,148	8,685
Furniture and equipment	390	218	1,134	651
Occupancy	614	461	1,736	1,391
Data and item processing	522	292	1,468	857
Accounting, marketing and legal fees	340	150	782	447
Regulatory assessments	551	162	973	464
Advertsing and public relations	83	76	314	181
Travel, lodging and entertainment	94	102	216	309
Other	543	372	1,745	1,213

Total noninterest expense	7,133	4,779	20,516	14,198

Income Before Taxes	10,404	8,327	27,895	23,226
Income tax expense	2,363	2,063	6,646	5,753
Net Income	$8,041	$6,264	$21,249	$17,473

Earnings per common share - basic	$0.88	$0.69	$2.34	$1.93
Earnings per common share - diluted	0.87	0.69	2.31	1.92
Weighted average common shares outstanding - basic	9,100,789	9,052,718	9,095,724	9,051,112
Weighted average common shares outstanding - diluted	9,208,850	9,105,255	9,194,586	9,078,671

Other Comprehensive Income (Loss)
Unrealized losses on securities, net of tax benefit of $1.7 million and $0 for the three months ended September 30, 2022 and 2021, respectively; $3.2 million and $0 for the nine months ended September 30, 2022 and 2021, respectively	$(2,674)	$-	$(10,691)	$-
Reclassification adjustment for realized (gain)loss included in net income, net of tax of $2 and $0 for the three months ended September 30, 2022 and 2021, respectively; $29 and $0 for the nine months ended September 30, 2022 and 2021, respectively	8	-	98	-
Other comprehensive loss, net of tax benefit of $1.7 million and $0 for the three months ended September 30, 2022 and 2021, respectively; $3.2 million and $0 for the nine months ended September 30, 2022 and 2021, respectively	$(2,666)	$-	$(10,593)	$-
Comprehensive Income (Loss)	$5,375	$6,264	$10,656	$17,473

	Net Interest Margin
	For the Nine Months Ended September 30,
	2022 (unaudited)			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$139,133	$793	0.76%	$124,801	$236	0.25%
Investment securities, taxable	150,180	1,625	1.45	1,182	19	2.15
Debt securities, tax exempt	14,820	273	2.46	-	-	-
Loans held for sale	686	-	-	501	-	-
Total loans(1)	1,103,114	50,597	6.13	887,353	41,377	6.23
Total interest-earning assets	1,407,933	53,288	5.06	1,013,837	41,632	5.49
Noninterest-earning assets	24,069			5,927
Total assets	$1,432,002			$1,019,764

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$699,670	3,351	0.64%	$410,299	1,024	0.33%
Time deposits	168,608	890	0.71	212,706	1,352	0.85
Total interest-bearing deposits	868,278	4,241	0.65	623,005	2,376	0.51
Total interest-bearing liabilities	868,278	4,241	0.65	623,005	2,376	0.51

Noninterest-bearing liabilities:
Noninterest-bearing deposits	424,720			277,308
Other noninterest-bearing liabilities	7,128			5,634
Total noninterest-bearing liabilities	431,848			282,942
Shareholders’ equity	131,876			113,817
Total liabilities and shareholders’ equity	$1,432,002			$1,019,764

Net interest income		$49,047			$39,256
Net interest spread			4.41%			4.98%
Net interest margin			4.66%			5.18%

(1)	Nonaccrual loans are included in total loans

	For the Three Months Ended September 30,
	2022 (unaudited)			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$99,751	$445	1.77%	$120,078	$79	0.26%
Debt securities, taxable-equivalent	163,699	690	1.67	1,187	2	0.67
Debt securities, tax exempt	21,811	90	1.64	-	-	-
Loans held for sale	1,281	-	-	610	-	-
Total loans(1)	1,213,080	20,466	6.69	924,391	13,927	5.98
Total interest-earning assets	1,499,622	21,691	5.74	1,046,266	14,008	5.31
Noninterest-earning assets	23,197			5,607
Total assets	$1,522,819			$1,051,873

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$761,927	2,338	1.22%	$401,843	332	0.33%
Time deposits	152,910	308	0.80	220,189	397	0.72
Total interest-bearing deposits	914,837	2,646	1.15	622,032	729	0.46
Total interest-bearing liabilities	$914,837	2,646	1.15	$622,032	729	0.46

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$463,882			$304,063
Other noninterest-bearing liabilities	8,132			6,633
Total noninterest-bearing liabilities	472,014			310,696
Shareholders’ equity	135,968			119,145
Total liabilities and shareholders’ equity	$1,522,819			$1,051,873

Net interest income		$19,045			$13,279
Net interest spread			4.99%			4.85%
Net interest margin			5.04%			5.04%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Wednesday, October 26, 2022 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/N4zQYGV2vjL. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/N4zQYGV2vjL shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,”
“expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600